EXHIBIT 10.32

SECOND AMENDMENT TO OFFICE BUILDING LEASE

     THIS SECOND AMENDMENT TO OFFICE BUILDING LEASE (this “Amendment”) is made and entered into this 30 day of November, 2010, by and between VERIZON BUSINESS NETWORK SERVICES, a Delaware corporation (hereinafter referred to as “Landlord”) and AMERICAN TELECONFERENCING SERVICES, LTD., DBA PREMIERE GLOBAL SERVICES (hereinafter referred to as “Tenant”).

WITNESSETH:

     WHEREAS, Landlord and Tenant entered into that certain Office Building Lease, dated as of November 12, 2009, as amended by that certain First Amendment to Office Building Lease dated January 14, 2010 (the “Lease”);

     WHEREAS, Landlord and Tenant desire to confirm certain dates set forth in the Lease and to make those certain other changes set forth herein;

     NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto for themselves and their successors and assigns do hereby agree as follows:

     1. Definitions. Any capitalized terms not defined herein shall have the meaning as set forth in the Lease.

     2. Commencement Date. The Commencement Date of the Lease shall be November 20, 2009.

     3. Rent Commencement Date. The Rent Commencement Date shall be July 10, 2010.

     4. Expiration Date. The Expiration Date of the Lease shall be November 30, 2020.

     5. Base Rent. The definition of Base Rent in Section 2.a of the Lease (as amended by Section 5 of the First Amendment to Office Building Lease) is hereby deleted in its entirety and replaced with the following:

     “Base Rent:

Period	Annual Base Rent (Per Sq. Ft. Rentable Area)	Monthly Base Rent
July 10, 2010* – August 31, 2011	$11.25	$82,247.81
September 1, 2011 – August 31, 2012	$11.75	$85,903.26

September 1, 2012 – August 31, 2013	$12.25	$89,558.73
September 1, 2013 – August 31, 2014	$12.75	$93,214.18
September 1, 2014 – August 31, 2015	$13.25	$96,869.64
September 1, 2015 – August 31, 2016	$13.75	$100,525.10
September 1, 2016 – August 31, 2017	$14.25	$104,180.55
September 1, 2017 – August 31, 2018	$14.75	$107,836.01
September 1, 2018 – August 31, 2019	$15.25	$111,491.47
September 1, 2019 – August 31, 2020	$15.75	$115,146.93
September 1, 2020 – November 30, 2020	$16.25	$118,802.39

*Due to the partial calendar month in July 2010, the Monthly Base Rent for July 2010 shall be proportionately reduced based on the actual number of days in the month of July.”

     6. Parking. As part of the parking stalls permitted to be used by Tenant under Section 2.h. of the Lease (and not in addition to), Tenant shall have the right to have six (6) of such stalls be reserved exclusively for pregnant women who are employed by Tenant and Tenant’s affiliates. The location of the six (6) stalls is shown on the attached Exhibit A. Tenant will be responsible, at its sole cost and expense, for adding any required signage and/or identification, which signage and/or identification shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be solely responsible for monitoring and managing the use of such spaces. Tenant shall have the right to enforce such exclusive parking rights by towing, booting, warning stickers or other legal methods.

     7. Mandatory Testing. To the extent required by applicable laws, governmentally-mandated annual fire/life/safety systems testing will be conducted at the Project that will likely affect all of the occupants at the Project. Unless required otherwise by applicable law or a governmental agency having jurisdiction, Landlord will cause the testing to occur after 4:00 pm (mountain time) on a Monday or Friday in June of each year. Landlord agrees to use commercially reasonable efforts, but at no cost to Landlord, to schedule with Tenant the testing date at least four (4) weeks in advance of the testing in order to attempt to minimize any impact to Tenant's business operations from the Premises. So long as such testing shall occur in the manner set forth in this Section 7, any interruption due to such testing shall not be considered a Service Interruption (as defined in the Lease), and without limiting the foregoing, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from such testing.

     8. Miscellaneous. Landlord and Tenant hereby ratify and affirm the Lease, except as amended hereby. The Lease, as amended hereby, constitutes the entire agreement of Landlord and Tenant with respect to the subject matter herein. This Amendment may be executed in several counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same Amendment. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this Amendment and attached to another copy in order to form one or more counterparts. Signature pages exchanged by facsimile shall be fully binding.

[Signature page follows]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the date and year first above written.

LANDLORD:

VERIZON BUSINESS NETWORK SERVICES,
a Delaware corporation

By:	/s/ Windolph A. Wallace

Title:	Manager - Transactions

TENANT:

AMERICAN TELECONFERENCING
SERVICES, LTD., dba Premiere Global Services

By:	/s/ Michael Havener

Title:	Michael Havener - SVP of Corp Finance, Sales Ops